UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)       December 6, 2010
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3560 Lenox Road, Suite 2000, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (404) 760-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Effective September 29, 2010, in connection with an internal restructuring transaction, pursuant to articles of amalgamation under the Canada Business Corporations Act, Novelis Inc. (“Novelis”) was amalgamated (the “Amalgamation”) with our direct parent AV Aluminum Inc., a Canadian corporation (“AV Aluminum”), to form an amalgamated corporation named Novelis Inc., also a Canadian corporation. We are filing this Current Report on Form 8-K to conform our consolidated historical financial statements to reflect the financial impact of the amalgamation.
     As a result of the Amalgamation, we continue our corporate existence, and the amalgamated Novelis Inc. remains liable for all of our and AV Aluminum’s obligations and we continue to own all of our respective property. Since AV Aluminum was a holding company whose sole asset was the shares of the pre-amalgamated Novelis Inc., our business, management, board of directors and corporate governance procedures following the Amalgamation are identical to those of Novelis Inc. immediately prior to the Amalgamation. Novelis Inc., like AV Aluminum before the Amalgamation, remains an indirect, wholly-owned subsidiary of Hindalco. We have retrospectively recast all periods presented to reflect the amalgamated companies.
     As of March 31, 2010 and March 31, 2009, the Amalgamation increased the Company’s previously reported additional paid-in capital by $33 million, and reduced accumulated deficit by $33 million. The Amalgamation had no impact on our consolidated statements of operations for the years ended March 31, 2010 and March 31, 2009 or the period April 1 through May 15, 2007. For the period May 16, 2007 through March 31, 2008, the Amalgamation increased interest expense by $23 million and increased our income tax provision by $10 million, resulting in an increase to our net loss attributable to our common shareholder of $33 million. The corresponding change to net loss attributable to our common shareholder has also been made to the consolidated statement of shareholders equity for the period May 16, 2007 through March 31, 2008. The impact of the change to net income, interest expense and income tax provision have been reflected in the consolidated statement of cash flows for the period May 16, 2007 through March 31, 2008 in operating activities, with no change to net cash provided by operating activities. There was no change to the consolidated statement of cash flow for the years ended March 31, 2010 and March 31, 2009, or the period April 1 through May 15, 2007.
     The Company is filing this Current Report on Form 8-K to reflect the impact of this change so we may incorporate our financial statements by reference in future filings with the Securities and Exchange Commission. Included in Exhibit 99.1 are the “Selected Financial Data”,” Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements as of March 31, 2010 and 2009 and for the years ended March 31, 2010 and March 31, 2009, for the period from May 16, 2007 to March 31, 2008 (Successor Company) and for the period from April 1, 2007 to May 15, 2007 (Predecessor Company) presented in our Annual Report on Form 10-K for the year ended March 31, 2010 (originally filed on May 27, 2010), which have been updated to reflect the amalgamation.
     We have not made any material changes to our disclosures, nor have we updated any of the disclosures for events that have taken place after the filing of our Annual Report on Form 10-K. This current report should be read in conjunction with the portions of our Form 10-K that have not been updated herein.

     Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Updated Financial Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: December 6, 2010	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
General Counsel, Corporate Secretary and Compliance Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Updated Financial Information